Exhibit 99.1

Safeguard Scientifics Announces Second Quarter 2017 Financial Results

Partner company aggregate revenue on track to grow 15% to 22% in 2017

Conference call and webcast today at 9:00 a.m. EDT

RADNOR, Pa., July 27, 2017 /PRNewswire/ -- Safeguard Scientifics, Inc. (NYSE: SFE) today announced financial results for the three months and six months ended June 30, 2017, as well as continued achievement of developmental milestones for its 28 partner companies. For the three months ended June 30, 2017, Safeguard's net loss was $29.1 million, or $1.43 per share, compared with net income of $39.0 million, or $1.92 per share, for the same period in 2016. For the six months ended June 30, 2017, the Company's net loss was $51.2 million, or $2.51 per share, compared with net income of $23.5 million, or $1.15 per share, for the same period in 2016.

"Safeguard's portfolio of growth-stage, technology-driven businesses in healthcare, financial services and digital media is on track to increase aggregate year-over-year revenue between 15% and 22% for 2017," said Stephen T. Zarrilli, Safeguard President and CEO. "We remain highly focused on achieving a number of exit transactions by year-end 2017 to drive shareholder value."

SECOND QUARTER 2017 HIGHLIGHTS

  Entered into a new $75 million secured, revolving credit facility with HPS Investment Partners, LLC. At closing, Safeguard drew $50 million under the credit facility, which has a scheduled maturity of May 2020. Proceeds will be used to repurchase/repay a portion of the Company's 5.25% convertible senior debentures due May 2018, as well as for general business purposes including new and follow-on capital deployments.
  Repurchased $11.4 million in face value of outstanding convertible senior debentures.
  Deployed $10.5 million in follow-on funding to support the growth of seven existing partner companies.

AGGREGATE PARTNER COMPANY REVENUE
Aggregate partner company revenue for 2017 is projected to be between $370 million and $390 million, which includes revenue for all partner companies in which Safeguard had an interest at January 1, 2017, except Nexxt, Inc. (fka Beyond.com), which was sold during the first quarter of 2017. Aggregate revenue for the same partner companies was $321 million for 2016 and $305 million for 2015. Aggregate revenue for all years reflects revenue on a net basis. Revenue data for certain partner companies pertain to periods prior to Safeguard's involvement with those companies and are based solely on information provided to Safeguard by those companies. Safeguard reports the revenue of its equity and cost-method partner companies on a one-quarter lag basis.

PARTNER COMPANY HIGHLIGHTS
This section summarizes significant accomplishments by Safeguard's partner companies during the second quarter of 2017. For more details on milestones achieved during this period, please visit www.safeguard.com/PartnerNews.

~ Product Launches / Regulatory Approvals ~

Cask Data introduced the Cask Data Application Platform (CDAP) Cloud Sandbox for Amazon Web Services (AWS), lowering the barrier to big data adoption.

CloudMine released its support platform for Apple's CareKit 1.2, an enhanced HIPAA-compliant software framework for apps that enable patients to better understand and manage their medical conditions.

Lumesis launched an updated DIVER platform for Municipal Issuers and those who service them including Dissemination Agents, Bond Counsel and Muncipal Advisors. The new DIVER platform serves Municipal Advisors by supporting their compliance with the MA Rule (MSRB Rule G-42).

MediaMath launched its Curated Market, a product that unites advertisers' need to gain access to their best customers and prospects at scale with the requirement that those audiences are reached in premium, high quality media. The Curated Market leverages MediaMath's global audience platform and unparalleled cross-device footprint to bring programmatic marketing to the next stage of its evolution. Today, more than 7,000 advertisers (70% of MediaMath's client base) and 500 publishers are participating in the Curated Market.

Prognos launched Prognos DxCloud, a HIPAA-compliant, cloud-based platform that serves as a single source for lab data results on all health plan members. DxCloud drives a suite of analytic solutions that identifies risk, improves clinical outcomes, and reduces medical costs while allowing health plans to have a better understanding of member lab data.

~ Major Customer Wins / Strategic Partnerships ~

CloudMine partnered with Medical Web Experts, a web and mobile design and development house specializing in tailored healthcare solutions, providing developer tools including HIPAA-compliant data storage, a logic engine to deploy backend code, and support of Apple's ResearchKit.

Full Measure Education and NJEdge, a non-profit technology consortium of academic and research institutions in New Jersey, announced an alliance to support adoption and integration of Full Measure's Guided Pathways platform to help New Jersey institutions improve student performance outcomes. The platform also offers self-service features that reduce administrative hurdles that may constrain student application, enrollment and completion. Full Measure's Guided Pathways platform also is now offered to educational institutions throughout Australia and New Zealand through a partnership with Edalex Solutions.

MediaMath and a consortium of six of its digital advertising competitors have formed an alliance to enable more precise marketing campaigns using enhanced "cookie-less" consumer-identity resolution technology to deliver improved monetization for publishers and more engaging content for consumers. Adding identity resolution to programmatic advertising is expected to help translate consumer identity across buyers and sellers and devices.

meQuilibrium and WebMD Health Services partnered together on a new well-being service to help consumers gain the skills and tools to manage stress and respond to other life challenges. The meQuilibrium solution features a personalized resilience assessment and plan to change habits that can exacerbate stress. The program is integrated into the WebMD Health Services platform and telephonic coaching that is accessed via a suite of desktop and mobile apps.

Syapse teamed up with Aurora Cancer Care to launch a new oncology precision medicine platform that will help physicians and researchers provide more care options for patients whose cancer is resistant to conventional treatment options like radiation and chemotherapy. Syapse also partnered with Sylvester Comprehensive Cancer Center, part of the Miami Health System, to launch a new precision medicine initiative at Sylvester to help physicians to more efficiently deliver personalized care that matches patients with targeted, cutting-edge therapies based on the clinical and molecular profile of the patient, leading to improved survival rates and better health outcomes.

Transactis formed a strategic partnership with Walletron to expand the mobile bill-to-wallet features of BillerIQ, the Transactis electronic billing and payment offering. Without downloading an app, businesses can present notifications, bill statements and a streamlined payment experience through customer smartphones. The mobile features operate on Apple Wallet on iOS and Android Pay on Android phones, covering more than 97% of U.S. consumers.

WebLinc announced that 16 retailers have been added to its customer roster for Workarea, the company's software-as-a-service commerce platform for medium to large businesses to build efficient, cloud-based web sites that allow merchandisers to focus on selling.

Zipnosis formed a coalition with seven other U.S. healthcare organizations to establish guidelines for high-quality standards of care in the virtual-care industry. Initial members of the new Clinical Quality Advisory Council are from John Muir Health, Inspira Health Network, Bryan Health, MultiCare Health System, Mission Health, Fairview Health Services and CentraCare.

~ Industry Awards / Certifications ~

Aktana earned Veeva CRM MyInsights certification, which enhances enterprise-customer access to data and how it can be visualized.

Cask Data was included in the fifth annual list of the 100 companies "that matter most in data," compiled by Database Trends and Applications magazine. Cask also received "Best in Show" recognition for big data analytics from Software Development Times. Cask was also certified as a Great Place to Work® based on analysis of anonymous employee surveys.

Clutch Holdings' Essential SuiteApp, an integrated gift and loyalty program for small- and medium-sized businesses (SMBs), achieved "Built for NetSuite" status. The Clutch Essential SuiteApp is an affordable platform that offers SMBs unified customer data analytics and gift and loyalty programming across sales channels in a single interface. Clutch Essential allows users to launch up to 10 different automated campaigns.

MediaMath was recognized by Forrester Research as the top provider in omnichannel media-buying with the highest possible score in product and service strategy criteria.

QuanticMind earned Microsoft's Rising Star Technology Partner of the Year award at the inaugural Global Bing Partner Awards ceremony, recognized for driving growth for Bing Ads advertisers and great customer service.

~ Other Milestones ~

CloudMine appointed life sciences veteran Stephen Wray as Chief Executive Officer. Previously, Mr. Wray was CEO of a life sciences software firm, CEO of the global life sciences practice at a digital marketing agency, and was North American President at Ogilvy Healthworld. CloudMine's co-founder and former CEO, Brendan McCorkle, will now serve as President and Chief Innovation Officer.

InfoBionic named Stuart Long as Chief Executive Officer. The medical device industry veteran takes over as InfoBionic's FDA-approved wireless, remote patient monitoring platform is gaining traction among cardiologists and electrophysiologists. Previously, he was CEO at Monarch Medical Systems and global chief marketing and sales officer for CapsuleTech.

MediaMath announced a new $175 million senior secured credit facility to refinance existing debt facilities and fund continued growth. Goldman Sachs and Santander Bank led the transaction. In June 2014, MediaMath raised $73.5 million in equity capital in a Series C financing from Spring Lake Equity Partners and Safeguard Scientifics, among other investors; and $105 million in a debt facility through Silicon Valley Bank.

Prognos bolstered its executive leadership with the additions of Lisa Kerber as Chief Operating Officer, Stephen Silvestro as Chief Commercial Officer, and Fernando Schwartz, Ph.D. as Chief Data Scientist.

Sonobi announced that its cookie-less addressable marketplace has grown to over 150 million logged-in, plannable users, a number the company expects to double by year-end 2017. With over 50% of the comScore 250 integrated into its platform, Sonobi's addressable solution now reaches more of the U.S. population than either Snapchat or Twitter.

Trice Medical closed a $19.3 million Series C financing and will use the proceeds to accelerate and expand U.S. market penetration for mi-eye2, R&D sales, marketing and key international regulatory approvals. Global medical technology company Smith & Nephew took a minority stake in Trice Medical, joining a consortium of current investors including Safeguard Scientifics, HealthQuest Capital, BioStar Ventures and others. Trice's mi-eye2 received FDA 510(K) clearance in 2016 and is now used by medical professionals in 25 states, enabling physicians to diagnose joint injuries from their offices without resorting to MRI procedures. Mi-eye is a disposable needle with a wide-angle camera lens. R&D for the device's third generation is underway.

PARTNER COMPANY HOLDINGS AT JUNE 30, 2017

Partner Company Revenue Stages
Development Stage Pre-revenue Proving out technology Developing prototype Beta stage customers	Initial Revenue Stage Up to $5M in revenue Initial customers Early market penetration Management team forming Infrastructure being built	Expansion Stage $5M to $20M in revenue Commercial grade solution Growing market penetration Management team built out Infrastructure in place	High Traction Stage $20M+ in revenue Significant commercial traction

Partner Companies	Stage	Category	Acquisition Year	Primary Ownership%	Carrying Value (in millions)	Cost (in millions)
AdvantEdge Healthcare Solutions	High Traction	Healthcare	2006	40%	$5.0	$16.3
Aktana	Initial Revenue	Healthcare	2016	25%	5.6	9.7
Apprenda	Expansion	Other	2013	29%	9.4	22.1
Brickwork	Initial Revenue	Digital Media	2016	20%	3.8	4.2
Cask Data	Initial Revenue	Other	2015	31%	7.1	11.6
CloudMine	Initial Revenue	Healthcare	2015	47%	4.3	7.5
Clutch Holdings	Expansion	Digital Media	2013	43%	9.6	16.3
Full Measure Education	Initial Revenue	Digital Media	2015	42%	7.2	11.0
Good Start Genetics	High Traction	Healthcare	2010	30%	-	19.0
Hoopla Software	Initial Revenue	Digital Media	2011	26%	-	4.8
InfoBionic	Initial Revenue	Healthcare	2014	40%	2.6	18.5
Lumesis	Initial Revenue	Financial Services	2012	44%	1.9	6.3
MediaMath	High Traction	Digital Media	2009	21%	4.3	25.5
meQuilibrium	Initial Revenue	Healthcare	2015	32%	4.1	8.0
Moxe Health	Initial Revenue	Healthcare	2016	32%	4.3	4.5
NovaSom	High Traction	Healthcare	2011	32%	1.8	23.1
Pneuron	Initial Revenue	Financial Services	2013	35%	-	8.5
Prognos (fka Medivo)	Expansion	Healthcare	2011	35%	4.9	11.6
Propeller Health	Initial Revenue	Healthcare	2014	24%	7.9	14.0
QuanticMind	Initial Revenue	Digital Media	2015	23%	6.7	9.8
Sonobi	Expansion	Digital Media	2015	22%	6.2	8.4
Spongecell	Expansion	Digital Media	2012	23%	7.8	18.0
Syapse	Initial Revenue	Healthcare	2014	26%	4.4	13.3
T-REX	Initial Revenue	Financial Services	2016	24%	5.6	6.0
Transactis	Expansion	Financial Services	2014	24%	10.1	14.5
Trice Medical	Initial Revenue	Healthcare	2014	25%	5.1	10.2
WebLinc	Expansion	Digital Media	2014	38%	8.8	14.0
Zipnosis	Initial Revenue	Healthcare	2015	25%	4.8	7.0
				TOTAL:	$143.3	$343.7

CONFERENCE CALL AND WEBCAST DETAILS
Please call 10-15 minutes prior to the call to register.

Date: Thursday, July 27, 2017

Time: 9:00am EDT

Webcast: www.safeguard.com/results

Live Number: 877-201-0168 // (International) 647-788-4901

Replay Number: 800-585-8367 // (International) 416-621-4642

Access Code: 46589608

Speakers: President and Chief Executive Officer, Stephen T. Zarrilli; and Senior Vice President and Chief Financial Officer, Jeffrey B. McGroarty.

Format: Discussion of second quarter 2017 financial results followed by Q&A.

Replay will be available through August 27, 2017 at 11:59pm EDT. For more information please contact IR@safeguard.com.

About Safeguard Scientifics
Safeguard Scientifics (NYSE:SFE) provides capital and relevant expertise to fuel the growth of technology-driven businesses in healthcare, financial services and digital media. Safeguard targets companies that are capitalizing on the next wave of enabling technologies with a particular focus on the Internet of Everything, enhanced security and predictive analytics. Safeguard typically deploys between $5 million and $25 million over the course of its partnership with a company, initially investing in a Series A or B Round and opportunistically in a Seed Round. Safeguard has a distinguished track record of fostering innovation and building market leaders that spans more than six decades. For more information, please visit www.safeguard.com or follow us on Twitter @safeguard.

Forward-looking Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. The risks and uncertainties that could cause actual results to differ materially include, among others, our ability to make good decisions about the deployment of capital, the fact that our partner companies may vary from period to period, our substantial capital requirements and absence of liquidity from our partner company holdings, fluctuations in the market prices of our publicly traded partner company holdings, competition, our inability to obtain maximum value for our partner company holdings, our ability to attract and retain qualified employees, market valuations in sectors in which our partner companies operate, our inability to control our partner companies, our need to manage our assets to avoid registration under the Investment Company Act of 1940, and risks associated with our partner companies, including the fact that most of our partner companies have a limited history and a history of operating losses, face intense competition and may never be profitable, the effect of economic conditions in the business sectors in which Safeguard's partner companies operate, and other uncertainties described in our filings with the Securities and Exchange Commission. Many of these factors are beyond the Company's ability to predict or control. As a result of these and other factors, the Company's past financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

SAFEGUARD CONTACT:
John E. Shave III
Senior Vice President, Investor Relations and Corporate Communications
610.975.4952
jshave(at)safeguard(dot)com

Safeguard Scientifics, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2017	December 31, 2016

Assets
Cash, cash equivalents and marketable securities	$52,914	$30,442
Other current assets	3,319	2,109
Total current assets	56,233	32,551
Ownership interests in and advances to partner companies	148,029	183,470
Long-term marketable securities	689	7,302
Long-term restricted cash equivalents	6,336	6,336
Other assets	2,021	2,169
Total Assets	$213,308	$231,828

Liabilities and Equity
Other current liabilities	$4,722	$5,861
Convertible senior debentures - current	42,320	—
Total current liabilities	47,042	5,861
Other long-term liabilities	3,580	3,630
Credit facility	44,514	—
Convertible senior debentures	—	52,560
Total equity	118,172	169,777
Total Liabilities and Equity	$213,308	$231,828

Safeguard Scientifics, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Operating expenses	$4,486	$4,849	$9,433	$10,077
Operating loss	(4,486)	(4,849)	(9,433)	(10,077)

Other income (loss), net	(89)	659	160	659
Interest, net	(1,025)	(628)	(1,422)	(1,357)
Equity income (loss)	(23,497)	43,794	(40,499)	34,299

Net income (loss) before income taxes	(29,097)	38,976	(51,194)	23,524
Income tax benefit (expense)	—	—	—	—
Net income (loss)	$(29,097)	$38,976	$(51,194)	$23,524

Net income (loss) per share:
Basic	$(1.43)	$1.92	$(2.51)	$1.15
Diluted	$(1.43)	$1.70	$(2.51)	$1.09

Weighted average shares used in computing income (loss) per share:
Basic	20,411	20,333	20,395	20,391
Diluted	20,411	23,539	20,395	23,602

Safeguard Scientifics, Inc.
Partner Company Financial Data
(in thousands)

Additional Financial Information

To assist investors in understanding Safeguard and our 28 partner companies as of June 30, 2017, we are providing additional financial information on our partner companies, including the aggregate cost and carrying value for all of our partner companies and other holdings.  Carrying value of an equity method partner company represents the original acquisition cost and any follow-on funding, plus or minus our share of the earnings or losses of each company, reduced by any impairment charges.  The carrying value and cost data reflect our percentage holdings in the partner companies and reflect both equity ownership interests in and advances to those partner companies.

	June 30, 2017

	Carrying Value	Cost (including transaction costs)
Safeguard Carrying Value and Cost
Equity method partner companies	$143,313	$343,844
Other holdings	4,716	37,824
	$148,029	$381,668